Exhibit A

MUTUAL FUND SERIES TRUST

CLASS A MASTER DISTRIBUTION PLAN

AMENDMENT 14

The Class A Master Distribution Plan has been adopted with respect to the following Funds:

AmericaFirst Quantitative Strategies Fund

AmericaFirst Absolute Return Fund

AmericaFirst Income Trends Fund

AmericaFirst Defensive Growth Fund

Catalyst Value Fund

Catalyst Strategic Value Fund

Catalyst Large Cap Value Fund

Catalyst International Value Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Listed Private Equity Plus Fund

Compass EMP Multi-Asset Balanced Fund

Compass EMP Multi-Asset Growth Fund

Compass EMP Alternative Strategies Fund

Eventide Gilead Fund

Day Hagan Tactical Allocation Fund of ETFs

Camelot Premium Return Fund

Delux All Cap Stock Fund

Mutual Fund Series Trust

Dated as of August 31, 2011

By: _______________________________________

      Jerry Szilagyi, Trustee